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                                                                    EXHIBIT 3.31

                              State of Minnesota

                              SECRETARY OF STATE

                         CERTIFICATE OF INCORPORATION


     I, Joan Anderson Growe, Secretary of State of Minnesota, do certify that:
Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

     This corporation is now legally organized under the laws of Minnesota.

     Corporate Name: Casino Magic American Corp.

     Corporate Charter Number: 8C-739

     Chapter Formed Under: 302A

     This certificate has been issued on 02/01/1994.



                                                         Joan Anderson Growe
                                                      --------------------------
                                                              Secretary of State
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                           ARTICLES OF INCORPORATION

                                      OF

                          CASINO MAGIC AMERICAN CORP.


     The undersigned, being of full age, for the purpose of organizing a corporation under Minnesota Statutes, Chapter 302A, and acts amendatory thereto, does hereby adopt, sign and acknowledge the following Articles of Incorporation.

                                   ARTICLE I

                                     Name
                                     ----

     The name of the corporation shall be "Casino Magic American Corp."


                                  ARTICLE II

                               Registered Office
                               -----------------

     The address of the corporation's registered office in the State of Minnesota is 580 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402.

                                  ARTICLE III

                               Authorized Shares
                               -----------------

     The corporation shall have the authority to issue an aggregate of 1,000 shares, all of which shall be common voting shares having a par value of $0.01 per share.

     The Board of Directors of the corporation may, from time to time, establish by resolution different classes or series of shares ; and may fix the rights and preferences of said shares in any class or series.

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                                  ARTICLE IV

                                 Incorporator
                                 ------------

     The name and address of the sole incorporator of the corporation is James
W. Rude, Esq., Frommelt & Eide, Ltd., 580 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402.

                                   ARTICLE V

                               Cumulative Voting
                               -----------------

     No shareholder of the corporation shall have any right to cumulate votes with respect to shares of the corporation in the election of members of the Board of Directors of the corporation, or when voting on any other matter.

                                  ARTICLE VI

                               Preemptive Rights
                               -----------------

     No shareholder of the corporation, solely by reason of such status as a shareholder, shall have any right to acquire any portion of the unissued shares or other securities of the corporation, or any rights to purchase such shares or other securities, which the corporation may from time to time offer or sell to any person.

                                  ARTICLE VII

                              Director Liability
                              ------------------

     No member of the Board of Directors of the corporation shall have personal liability to the corporation or its shareholders for monetary damages for any breach of fiduciary duty, except for the following:

               (a) any breach of a director's duty of loyalty to the corporation or its shareholders;

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               (b) any act or omission not in good faith, or that involves intentional misconduct or a knowing violation of law;

               (c) any act prohibited under or regulated by Minnesota Statutes,
          Section 302A.559 concerning illegal distributions, or by Minnesota Statutes, Section 80A.23 concerning civil liabilities for securities violations; or

               (d) any transaction from which the director derives an improper personal benefit.


     IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of February, 1994.

                                                                /s/
                                                     -------------------------
                                                     James W. Rude


STATE OF MINNESOTA  )
                    )  SS.
COUNTY OF HENNEPIN  )


     On this 1st day of February, 1994, before me, a Notary Public, personally appeared James W. Rude to me personally known to be the person described in and who executed the foregoing instrument, and he acknowledged that he executed the same as his free act and deed.

                                                            Susan Nichols
                                                     ---------------------------
                                                     Notary Public



   STATE OF MINNESOTA
  DEPARTMENT OF STATE
        FILED
     FEB 01 1994
  Joan Anderson Growe
   Secretary of State

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